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                                                                  EXHIBIT 4.1(a)


                                           Subject to Provisions on Reverse Side

                           Incorporated under the laws
                            of the State of Colorado


        Number                                                         Shares


        ------                                                         ------

                                 AspenBio, Inc.

Common Stock

This certifies that ___________________________________________________ is the
registered holder of _________________________________________________ Shares of
                                 AspenBio, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this ____ day of __________ A.D. ____________.



---------------------------------                     --------------------------
Secretary                                             President


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For Value Received, ________ hereby sell, assign and transfer unto______________
________________________________________________________________________________
represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________
Attorney to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.

Dated
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       In presence of

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